Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley

Act of 2002

Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, James L. Donald, Chief Executive Officer, and Peter J. Crage, Chief Financial Officer of Extended Stay America, Inc. (the “Company”), each certifies with respect to the quarterly report of the Company on Form 10-Q for the quarterly period ended June 30, 2014 (the “Report”) that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 31, 2014	/s/ James L. Donald
James L. Donald
Chief Executive Officer

July 31, 2014	/s/ Peter J. Crage
Peter J. Crage
Chief Financial Officer